Exhibit 10.1

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

CR2O.2021.DYADIC MSA063_WO1 (#8057)

Master Services Agreement

Between Dyadic International (USA), Inc. and CR2O

Master Services Agreement

This Master Services Agreement (“Agreement”) is made and entered into as of May 20th 2021, but works retroactively up to and including March 18th, 2021 (“Effective Date”) and replaces the First Stage MSA the Parties concluded earlier, by and between

Dyadic International (USA), Inc. incorporated and operating under the laws of the State of Florida in the United States having its registered and principal office at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL33477-5094, USA, represented by Mark A Emalfarb as its CEO hereinafter referred to as “Client”;

and

CR2O B.V., a limited liability company, incorporated and operating under the laws of the Netherlands, having its principal office Bisonspoor 3002-C701, 3605 LT Maarssen, The Netherlands, with VAT number 8512.86.100.B01 and registered at the Chamber of Commerce under number 54389089, represented by [***] hereinafter referred to as “CRO”.

Client and/or CRO may also hereinafter be referred to individually as “Party” or collectively as “Parties”.

WHEREAS,

●	CRO is a contract research organization providing clinical research services for the clinical research industry; and

●	Client is operating in the field of developing a biological SARS-CoV-2 vaccine candidate and is exploring development such for use in humans; and

●	Client wishes to conduct a clinical study from time to time (hereinafter referred to as the “Study”) and to engage CRO to oversee and perform certain clinical trial services for such Study; and

●	Client and CRO desire to enter into this Agreement to provide the terms and conditions under which CRO shall provide such services to Client, as further detailed herein.

NOW THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the Parties, intending to be legally bound, hereby agree as follows:

1.	Scope of agreement; Services and responsibilities

1.1

Work Orders. Each time that Client wishes to engage CRO’s services for a Study under this Agreement, a separate Work Order will be executed in writing between the Parties (“Work Order”), and upon its execution this Agreement will be incorporated and made part of the Work Order. A template of such Work Order is attached hereto as Attachment I. Such Work Order will contain a description of the services to be performed by CRO (hereinafter referred to as “Services”), the assumptions, timelines and the compensation for the Services performed by CRO (hereinafter referred to as “Professional Fees”) and pass-through costs, travel and other out-of-pocket expenses (hereinafter referred to as “Expenses”) expected to be incurred in the performance of the Services performed by CRO. A Work Order shall neither be effective nor have any binding effect, until such Work Order has been fully executed in writing between the Parties. The Work Order Parties engaged into under the earlier First Stage MSA is herewith considered to be entered into under this Agreement and is added as Attachment I.

1.2

Services. CRO will act as the Sponsor of the program and perform the Services in accordance with this Agreement, the relevant Work Order, the Protocol and all applicable professional standards generally accepted in the industry for the relevant territory.

2.	Payment of professional fees and expenses

2.1	Professional Fees. In consideration of the Services, Client shall pay CRO the Professional Fees, in accordance with the terms of this Agreement and the relevant Work Order.

2.2

Expenses. Client shall reimburse CRO for Expenses that have been preapproved in writing by Client in the performance of any additional Services. CRO will submit adequate documentation of such Expenses.

2.3

Change in Scope. During the performance of Services under any Work Order, Client may request that additional or new Services be performed by CRO or there may arise a material change in the assumptions upon which a Work Order is based. To the extent that either of these circumstances result in a material change in the Services to be performed and/or the Work Order’s budget being exceeded, CRO will submit a written change order for Client’s review and approval (“Change Order”). The Change Order will become effective upon written agreement by both Parties, and CRO will be given a mutually acceptable period of time within which to implement the changes. Both Parties agree to act in good faith and promptly when considering a Change Order requested by the other Party.

2.4

Payment Schedule and Details. CRO shall invoice the Professional Fees and Expenses in accordance with the schedule set forth in the relevant Work Order. All payments under this Agreement shall be made to the following CRO account:

Account Name:	[***]
Bank:	[***]
Bank account:	[***]
BIC code:	[***]
Relevant contact details:	[***]

2.5

Payment Term. Client shall pay any undisputed invoice within thirty (30) days of invoice date. CRO will charge a late payment fee of 0.5% per month or the maximum amount permitted by law for any payment not received within the above term. If any portion of the invoice is disputed, then Client shall notify CRO within fourteen (14) days of invoice date and pay the undisputed amounts as set forth above. Parties shall use good faith efforts to reconcile the disputed amount within thirty (30) days after the notification of Client in accordance with the provisions of this Article 2.5.

2.6

Subcontractors Costs. With respect to value added tax to be charged by subcontractors for the service fee(s) and pass-through costs, CRO shall make reasonable efforts to direct subcontractors to reclaim themselves value added tax from relevant authorities.

2.7	Currency. All amounts are calculated and paid in US dollars

3.	Confidentiality

3.1

Confidential Information. During the term of this Agreement, one Party (hereinafter referred to as “Disclosing Party”) may disclose or make available to the other Party (hereinafter referred to as “Receiving Party”) data and/or information which is not generally available to the public and/or which is marked “confidential”, “proprietary” or the like or which the Receiving Party otherwise knows or must reasonably assume, based on the nature of the data and/or information and in light of the industry in which the Disclosing Party conducts business, is confidential to the Disclosing Party or any of its clients or contractors (hereinafter collectively referred to as “Confidential Information”). Confidential Information shall include, without limitation, know-how, trade secrets, discoveries, inventions and ideas, standard operating and business procedures, processes, templates, tools, guidelines, tracking systems, records and notes, plans, medical information of patients or other clinical research subjects, other personal information, sales and marketing data, costs and pricing, Client information, financial and business information, whether written or verbal, tangible or intangible, made available, disclosed or otherwise made known to the Receiving Party including but not limited to this Agreement. In addition to the foregoing, CRO will treat as Confidential Information any and all data and information which, according to the description of the Services, is to be created and submitted by CRO to Client as part of the Services and which is not generally available to the public.

3.2

Obligations. During the term of this Agreement and for an additional period of ten (10) years following the termination of this Agreement or for any longer period as may be required by mandatory applicable law, the Receiving Party shall:

●	hold in strict confidence the Confidential Information and protect it against disclosure and unauthorized access, and

●

not use the Confidential Information to the detriment of the Disclosing Party nor to compete with the Disclosing Party and use it for any other purpose than performing its obligations and/or exercising its rights under this Agreement, without the prior written approval of the Disclosing Party, and

●

not reveal, publish or otherwise disclose any of the Confidential Information, in whole or in part, to any person or entity other than its own subsidiaries, employees, clients, strategic vendors and consultants who have a need to know such Confidential Information and provided that the Receiving Party has contractually bound the concerning subsidiaries, employees, or consultants by confidentiality, non-disclosure and non-use obligations equivalent to those contained in this Agreement.

●	to notify promptly the Disclosing Party’s management should any unauthorized disclosure of Confidential Information occur.

3.3	Exceptions. The obligations under Article 3.1 and 3.2 shall not apply to Confidential Information to the extent that it is clearly and convincingly shown that such information:

●	is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party;

●

becomes available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party) which, to the best of the Receiving Party’s knowledge, is not prohibited from disclosing the information;

●	was developed by the Receiving Party, its subsidiaries, employees, clients or consultants without breach of its obligations under this Agreement, as shown by contemporaneous evidence;

●

was in the Receiving Party possession prior to receipt from the Disclosing Party and which, to the best of Receiving Party’s knowledge, had not previously been obtained from the Disclosing Party or any other party under an obligation of confidence; and/or

●

is required by law to be disclosed, provided that the Receiving Party shall use its best efforts to promptly inform the Disclosing Party of such requirement (to the extent permitted by law) and only discloses the information to the extent so required to be disclosed. Such disclosure shall not release the Confidential Information from its confidential status.

3.4	Ownership. Without prejudice to Article 4 below, all Confidential Information will remain the sole and exclusive property of the Disclosing Party.

3.5

Transfer of Documents. Each Party shall upon termination or expiration of this Agreement promptly transfer to the other Party all documents containing Confidential Information which by virtue of this Agreement is the property of the other Party, except for one archival copy for reference and proof.

3.6

Existing confidentiality agreements. For the avoidance of doubt, Parties agree that any previously executed confidentiality agreements between the Parties, shall be superseded by the terms of this Article 3 as of the Effective Date of this Agreement for Confidential Information within the scope of this Agreement.

4.	Intellectual property

4.1

Client Rights. All data and information generated or derived by CRO as the result of Services performed by CRO or its Subcontractors under this Agreement or under the Agreements between CRO and its Subcontractors through the use of or access to the Client’s Confidential Information or Proprietary Materials shall be and remain the exclusive property of Client. All data, information, reports, and any discoveries, inventions, works of authorship, ideas, suggestions that may evolve from the data and information or Proprietary Materials described above or as the result of Services performed by CRO under this Agreement or through the use of or access to the Client’s Confidential Information or Proprietary Materials (collectively “Developments”) shall belong to Client and CRO agrees to promptly inform Client of such Developments, and hereby fully assigns to Client all of its rights in all such Developments and any related patents, copyrights and other intellectual property rights. CRO shall undertake those actions and execute such other agreements with its Subcontractors and otherwise as are necessary for Client to protect or otherwise confirm Client’s sole and exclusive rights to the Developments.

4.2

CRO Rights. Notwithstanding the foregoing, Client acknowledges that CRO possesses or may in the future possess certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to analytical methods, procedures and techniques, procedure manuals, personnel data, financial information, computer technical expertise and software, which have been independently developed by CRO and which relate to the business or operations of CRO (collectively “CRO’s Property”). Client and CRO agree that any CRO’s Property or improvements thereto which are used, improved, modified or developed by CRO under or during the term of this Agreement are and remain the sole and exclusive property of CRO.

5.	Term and termination

5.1

Term. This Agreement shall be effective as of the Effective Date and shall remain in full force and effect for a period of five (5) years (the Initial Term). After the expiration of the Initial Term the Agreement will be automatically extended on a year-by-year basis, until one Party informs the other Party in writing at least three months before the then upcoming expiration date that it wishes the Agreement to terminate at this upcoming expiration date.

5.2

Work Order Term. Without prejudice to the termination or expiry of this Agreement, in the case that the term of an existing Work Order exceeds the term of this Agreement, the terms and conditions of this Agreement shall be deemed to continue to apply, but only to the respective Work Order and only until such Work Order expires or is terminated.

5.3

Termination due to breach. This Agreement or any Work Order may be terminated immediately by either Party at any time by written notice, in the event that the other Party commits a material breach of its contractual obligations under this Agreement or the relevant Work Order and, where the breach can be remedied in the interests of the non-breaching Party, fails to substantially cure the breach, as measured by reasonable standards of performance, within forty-five (45) days following the receipt of a written notice of such breach from the non-breaching Party explicitly referring to this article of the Agreement.

5.4	Termination due to insolvency. This Agreement or any Work Order may be terminated immediately by either Party by written notice in the event that:

●

the other Party ceases or threatens to cease to carry on its business, applies for a moratorium on payment, makes a composition or arrangement with its creditors, applies for bankruptcy or (except for the purposes of amalgamation or reconstruction) passes a resolution for its voluntary winding up; or

●	in respect of the other Party bankruptcy proceedings are opened, a (provisional) liquidator, receiver or administrator is appointed or an administration order is applied for; or

●	the other Party is declared insolvent or bankrupt or is subject to a winding up order.

5.5

Termination due to Force Majeure. Each Party may terminate this Agreement and/or any Work Order by giving thirty (30) days written notice if either Party is affected by Force Majeure as described in Article 11.4 and such Force Majeure has existed for a period of more than ten (10) consecutive days, but only concerning the Agreement and/or Work Orders directly affected by such Force Majeure.

5.6

Termination for Other Reasons. Each Party may terminate this Agreement or any Work Order for other reasons than those laid down in Articles 5.3, 5.4 and 5.5 by giving ninety (90) days prior written notice.

5.7

Termination Plan. Upon the receipt of a written notice to terminate a Work Order, in whole or in part, Parties shall cooperate diligently and in good faith to agree on termination activities and schedule, in order to manage duly and properly the termination of the Work Order and closing of or transferring the Study (hereinafter referred to as “Termination Plan"). Parties will start the closing process of the Study, only after the terms and conditions of the Termination Plan have been mutually agreed, reduced to writing and signed as an amendment to this Agreement. During the execution of the Termination Plan, the Professional Fees and Expenses shall be calculated on pro-rata basis for the Services provided by CRO under the relevant Work Order in accordance with its terms. As a part of the Termination Plan, the Parties shall negotiate the payments for the costs and expenses incurred performing necessary (extra) activities pursuant to the Termination Plan.

5.8

Payment upon Termination. Upon termination of this Agreement or any Work Order, Client shall pay CRO for all Services performed and Expenses incurred up to the date of termination in accordance with this Agreement and/or the relevant Work Order and the Termination Plan. In addition, Client shall reimburse CRO for all non-cancellable costs reasonably incurred in relation to the Services performed and Expenses Incurred under the relevant Work Order, including but not limited to pass through costs and irrevocable commitments to third parties.

5.9

Survival of terms. The rights and obligations of the Parties under Articles 2.5 (payment term), 3 (confidentiality), 4 (intellectual property), 5.8 (payment upon termination), 5.9 (survival of terms), 6 (indemnification), 9 (audits and inspections), 10 (notices), 11.1 (insurance), 11.6 (assignment), 11.7 (waiver), 11.8 (severability), 11.9 (entire agreement and modification), 11.10 (attachments) and 11.11 (law and jurisdiction) of this Agreement shall survive termination or expiration of this Agreement.

6.	Indemnification

6.1

Indemnification by CRO. CRO hereby agrees to indemnify, defend, and hold Client, its employees, directors, officers, contractors and agents harmless from any and all Claims arising directly as a result of the gross negligence or intentional misconduct of CRO in the performance of the Services under this Agreement, except to the extent that any such damages, liabilities, losses, actions and/or suits are directly caused by the gross negligence or intentional misconduct of Client.

6.2	Indemnification Procedure. The indemnities to be provided by a Party further to Article 6.1 (hereinafter referred to as “Indemnifying Party”) shall only apply if

●	the Party seeking indemnification (hereinafter referred to as the “Indemnified Party”) gives the Indemnifying Party prompt and timely notice of such Claim, and

●

the Indemnified Party has authorized the Indemnifying Party and/or the Indemnifying Party’s insurers to carry out the sole management and defence of the Claim, including without limitation the settlement thereof at the sole option of the Indemnifying Party and/or its insurer; provided however that neither the Indemnifying Party nor its insurers shall admit any liability on behalf of the Indemnified Party without its prior consent, which shall not be unreasonably withheld, and

●

the Indemnified Party shall cooperate in the management and the defence by the Indemnifying Parties and/or its insurers, for which the Indemnifying Party shall remunerate the Indemnified Party for the requested and necessary time and out of pocket expenses spent by its officers, agents, employees and consultants, as applicable, in cooperating with the Indemnifying party, and

●

the Indemnified Party or its insurers do not and have not compromised or settled any Claim that is subject to the indemnity obligations under this Article 6, without the prior approval of the Indemnifying Party and its insurers, if applicable, which approval shall not be unreasonably withheld.

7.	Liability

Under no circumstances shall either Party be liable towards the other Party for any form of consequential, special, punitive or indirect damages (to include loss of profit or business) for the breach of its obligations under this Agreement.

8.	Collaboration and compliance

8.1

Collaboration. Client shall use reasonable efforts t0 provide CRO with all data and information or with access thereto, required for the proper performance of the Services and shall generally reasonably and in good faith cooperate with CRO. Where access to persons or Client’s or a third party’s premises, records, facilities or the like is necessary for CRO in order to properly perform the Services, Client shall arrange for such. CRO shall not be liable for any shortcomings, errors, delays or other negative consequences which arise from Client’s direct failure to comply with this Article 8.1. In addition, CRO shall not be liable for the acts or omissions of third parties outside CRO’s direct control, to include third parties that are (a) hired or contracted by Client.

8.2

Compliance. Each Party shall, in the performance of this Agreement, at all times fully comply with all applicable laws, regulations and good practices, including but not limited to the applicable personal data protection legislation.

8.3	Debarment. CRO certifies that it will not knowingly employ any person or entity for the provision of the Services that is or has been debarred or disqualified by a duly authorized authority.

8.4

Infringement of Third Party Rights. Client warrants to CRO that the use by CRO of any software, documents, information or any other materials provided or made accessible by Client or its representatives to CRO for the performance of the Services, does not, to Client's knowledge, infringe any third-party rights, including but not limited to intellectual property rights.

9.	Audits and inspections

9.1

Audits. Upon reasonable notice, but not less than thirty (30) business days in advance, and during normal business hours, CRO shall allow Client and its authorized representatives (other than a direct competitor of CRO) to examine and audit CRO’s facilities, equipment, documents and records relating to the Services and this Agreement for the purpose of and to the extent reasonably necessary for determining CRO’s compliance with the terms of this Agreement. Client shall remunerate CRO for the necessary time spent by CRO’s officers, agents, employees and consultants, as applicable, in cooperating with Client in the conduct of such audit, in accordance with CRO’s reasonable standard rates. Client and CRO shall agree on appropriate measures to prevent the unconsented processing of personal data and the breach of any confidentiality and non-disclosure obligations which CRO may have towards third parties in respect of information unrelated to the Services.

9.2

Inspections. To the extent allowed by law, each Party shall; (a) notify the other Party by telephone, facsimile or e-mail with electronic confirmation of receipt, immediately after being informed of any inspection relating to the Services or this Agreement and to be conducted by a governmental or other competent or purportedly competent authority; (b) allow the other Party and its authorized representatives to be present and to participate in the inspection; and provide the other Party promptly with copies of any correspondence or other documents related to such inspection.

10.	Notices

10.1

Notices. Any notice, consent, request or other communication required or permitted hereunder shall be made in writing and shall be deemed given if; (a) delivered personally, on the date received; (b) by a reputable overnight delivery service, on the next business day after being placed in the possession of such service; (c) by facsimile or e-mail, when electronic confirmation of receipt is received; or (d) by registered or certified mail, three days after the date postmarked, return receipt requested, postage paid, to the address specified below:

To CRO:

CR2O B.V.

[***]

To Client:

Dyadic International (USA), Inc.

140 Intracoastal Pointe Drive

Suite # 404

Jupiter, Florida, 33477 USA

E-mail: [***]

With a copy to: [***]

11.	Miscellaneous

11.1

Insurance. CRO will maintain general liability insurance covering bodily Injury and property damage that will respond in the jurisdiction(s) work is provided in an amount not less [***] in the aggregate. Insurance shall be placed with a financially sound and reputable insurer. Minimum limits of insurance required do not constitute a maximum limits of liability of the CRO. Additionally, CRO shall execute and maintain a clinical trial liability insurance with a minimum limit of [***] per patient or occurrence and [***] in the aggregate that will respond in the jurisdiction of the clinical trial in accordance with Attachment II of the Agreement. Upon request, CRO shall provide to Client a certificate of insurance showing that such insurance is in place. Parties ensure that insurance premiums are duly paid in order to avoid any suspensions of the concerning insurance policies.

11.2

Independent Contractor Relationship. Nothing in the Agreement shall be interpreted as creating an employment relationship, principal and agent relationship, or any other relationship between the Parties. Accordingly, neither Party shall enter into any agreement in the other Party’s name or shall otherwise purport to act as the other Party’s agent.

11.3

Privacy. In the course of providing the Services and for the purposes of fulfilling the obligations under this Agreement, both Parties may use, process, disclose, or have access to personally identifiable information regarding individuals (“Personal Information”) relating to Client, CRO or other third parties. Each Party shall comply with all applicable laws and regulations related to the use, processing, disclosure or access of such Personal Information including in particular, the European Data Protection Directive 95/46/EC.

●

Each Party shall not use or disclose Personal Information other than as permitted by this Agreement or as required or allowed by law, provided that CRO acknowledges and agrees that Client may transfer Personal Information on the basis of this Agreement between and among its Affiliates and Client shall protect the Personal Information of CRO against any unlawful use.

●

Each Party shall not use or disclose Personal Information other than as permitted by this Agreement or as required or allowed by law, provided that Client acknowledges and agrees that CRO may transfer Personal Information on the basis of this Agreement between and among its Affiliates and CRO shall protect the Personal Information of Client against any unlawful use.

●

Each Party shall use appropriate safeguards to protect the confidentiality of the Personal Information, and will ensure that any of its agents or employees agrees to these same requirements. Each Party shall report to the other Party any use or disclosure of Personal Information not permitted by this Agreement. Each Party shall make available to the other Party any information necessary for both Parties to comply with any individual’s rights to access, amend, and receive an accounting of disclosures of their Personal Information. Both Parties shall return or destroy Personal Information upon the expiration or termination of this Agreement, if feasible.

11.4

Non-solicitation. Parties agree not to actively and knowingly solicit, seek to hire or otherwise engage in any manner whatsoever, directly or indirectly, any of the employees or subcontracted individuals of the other Party who have been directly involved with the subject matter of this Agreement during the term of this Agreement, any renewal thereof and for a period of twelve (12) months following the termination of this Agreement.

11.5

Force Majeure. Neither Party shall be liable for the delay in performance or failure to perform this Agreement if such delay or failure is due to any occurrence which was not reasonably foreseeable to the respective Party at or before the date of execution of this Agreement and which is beyond the control of the respective Party such as fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action or power failure; provided, however, that the Party who is unable to perform resumes performance as soon as possible following the end of the occurrence causing delay or failure.

11.6

Affiliates. For the purpose of this Agreement, an Affiliate shall mean all entities controlling, controlled by or under common control with Client or CRO, as the case may be. The term “control” shall mean the ability to vote fifty percent (50%) or more of the voting securities of any entity or otherwise having the ability to influence and direct the polices and direction of an entity. Notwithstanding Article 11.7 (Assignment) below, and subject to Article 8.1 (Collaboration) above, CRO shall be entitled to use subcontractors and its Affiliates in the provision of the Services, provided that CRO will and shall remain fully responsible for the acts and omissions of such subcontractors (not being a third-party vendor or Site) or Affiliate companies as if the Services were performed by CRO.

11.7

Assignment. Each Party may assign its rights and delegate its obligations or performance under this Agreement, in whole or in part, provided that such assignment or delegation is provided for in the relevant Work Order, and the other Party has consented in writing to such assignment or delegation in advance. Any purported assignment or delegation in violation of the foregoing sentence is void. In the event of delegation, the delegating Party shall remain responsible for full performance of this Agreement. For an assignment of this Agreement by operation of law, as a result of a merger, consolidation, sale of substantially all assets or other change of control transaction, no prior written consent is required, provided that the assignee is not a competitor of the non-assigning party.

11.8

Waiver. The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that Party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

11.9

Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be severed and the remainder of this Agreement will continue in full force and effect. Any such provision shall be deemed to be replaced by a provision which, while in accordance with the applicable law, reflects the original provision as much as possible.

11.10

Entire Agreement and Modification. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement, including the Preamble, Recitals and any Attachments and amendments hereto, constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements or understandings with respect to the subject matters of this Agreement. Any modifications to the provisions herein must be in writing and signed by the legally authorized representatives of the Parties.

11.11

Attachments. All attachments to this Agreement are integral parts thereof. In the event of a conflict between the terms of an attachment to this Agreement and those of its main body, the Agreement’s main body prevails, unless explicitly set forth otherwise in the respective attachment.

11.12

Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of Switzerland without its conflict of laws provisions. In the event of any dispute between the Parties in respect of or in connection with this Agreement, Parties shall first endeavour to resolve it amicably. Should Parties fail to reach and amicable settlement, any such dispute between the Parties will be exclusively submitted to the competent courts of Geneva, Switzerland.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in two or more counterparts by their duly legally authorized representatives. Parties acknowledge and agree that each has read the Agreement and agrees to be bound by the terms and conditions hereof. The Parties agree that execution of this Agreement by industry standard electronic signature software/ scanned signatures/ PDF signatures shall have the same legal force and effect as the exchange of original signatures.

Dyadic International (USA), Inc.	CR2O B.V.

/s/ Mark A Emalfarb	[***]

Name: Mark A Emalfarb	Name: [***]
Title: CEO	Title: [***]
Place, Country: Jupiter, FL 33477-5094, USA	Place, Country: [***]
Date: 5-28-2021	Date: 28/May/2021

Attachment I

To Master Services Agreement

Work Order

Nr. 01

To the Master Service Agreement between Dyadic International (USA), Inc. and CR2O

Work Order

This Work Order Number 01 (hereinafter referred to as the “Work Order”) is made and entered into as of 18-MAR-2021, (hereinafter referred to as the “Effective Date”) by and between

Dyadic International (USA), Inc., a limited liability company, incorporated and operating under the laws of the United States having its registered and principal office at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477-5094, USA, represented by Mark A. Emalfarb Its CEO (hereafter referred to as “Client”)

and

CR2O B.V., a limited liability company, incorporated and operating under the laws of the Netherlands, having its principal office at Bisonspoor 3002-C701, 3605 LT Maarssen, The Netherlands, represented by [***](hereinafter referred to as “CRO”).

Recitals

WHEREAS, Client and CRO have entered into a Master Services Agreement as of March 5th, 2021 (hereinafter referred to as “Agreement”); and

WHEREAS, Client wishes to retain certain services from CRO (hereinafter referred to as “Services”), and this Work Order together with the Agreement sets forth the terms and conditions of the collaboration with respect to these Services; and

WHEREAS, CRO has agreed to act as and carry out all aspects of the MSA and Work Order(s) as the Sponsor;

NOW THEREFORE, in consideration of the premises and the mutual promises and undertakings herein contained, the parties, intending to be legally bound, hereby agree as follows.

1.

Incorporation. Upon execution of this Work Order, the Agreement will be incorporated and made part of this Work Order and as such all provisions of the Agreement are made applicable to this Work Order.

2.

Services. CRO shall perform its Services in accordance with the proposal for the Study with CRO name SARS-CoV-2 C1 Expressed Vaccine Candidate from Thermothelomyces heterothallica (formerly Myceliophthora thermophila)) phase I, dated 18-MAR-2021, and attached hereto as Exhibit A (hereinafter referred to as the “Proposal”).

3.	Payment. Client shall pay CRO the Professional Fees and Expenses as specified in the Proposal, and in accordance with the payment schedule provided in the Proposal.

4.

Term and Termination. This Work Order shall commence upon the Effective Date and shall expire once all Services under the Work Order are performed and all payments due under the Work Order are paid by Client, or as otherwise terminated in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, each Party has caused this Agreement to be signed by its duly authorized representative, as of the day and year written above.

Dyadic International (USA), Inc.	CR2O B.V.

/s/ Mark A Eamalfarb	[***]

Name: Mark A Emalfarb	Name: [***]
Title: CEO	Title: [***]
Place, Country: Jupiter, FL 33477-5094, USA	Place, Country: [***]
Date: 5-28-2021	Date: 28/May/2021

Exhibit A: Proposal

TO WORK ORDER Number: 01

CRO Number: [SARS-CoV C1 Expressed Vaccine Candidate from Thermothelomyces heterothallica (formerly Myceliophthora thermophila) phase I]

PROPOSAL, dated 18 March 2021

By CR2O B.V.

For Dyadic International, Inc

Budget Stage Gate #1 and #2

Overall Program Budget all activities subcontracted via CR2O

ENVIGO; Preparation of ethical application and a full Study Plan for safety study (ENVCE20-239), and slot reservation for performance of study, ordering animals and acclimation animals	[***]
Parexel; [***] of cost for FDA pre submission meeting, EMA scientific advice meeting, IND preparation and early phase clinical trial outlines	[***]
CR2O; program management and clinical development incl. sponsor oversight u/i March 2021.	[***]
TOTAL	[***]

Work Order

Nr. 02

To the Master Service Agreement between Dyadic International (USA), Inc. and CR2O

Work Order

This Work Order Number 02 (hereinafter referred to as the “Work Order”) is made and entered into as of 20-MAY-2021, (hereinafter referred to as the “Effective Date”) by and between

Dyadic International (USA), Inc., incorporated and operating under the laws of the State of Florida having its registered and principal office at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477-5094, USA, represented by Mark A. Emalfarb Its CEO (hereafter referred to as “Client”)

and

CR2O B.V., a limited liability company, incorporated and operating under the laws of the Netherlands, having its principal office at Bisonspoor 3002-C701, 3605 LT Maarssen, The Netherlands, represented by [***] (hereinafter referred to as “CRO”).

Recitals

WHEREAS, Client and CRO have entered into a Master Services Agreement as of March 5th, 2021 (hereinafter referred to as “Agreement”); and

WHEREAS, Client wishes to retain certain services from CRO (hereinafter referred to as “Services”), and this Work Order together with the Agreement sets forth the terms and conditions of the collaboration with respect to these Services; and

WHEREAS, CRO has agreed to act as and carry out all aspects of the MSA and Work Order(s) as the Sponsor;

NOW THEREFORE, in consideration of the premises and the mutual promises and undertakings herein contained, the parties, intending to be legally bound, hereby agree as follows.

1.

Incorporation. Upon execution of this Work Order, the Agreement will be incorporated and made part of this Work Order and as such all provisions of the Agreement are made applicable to this Work Order.

2.

Services. CRO shall perform its Services in accordance with the proposal for the Study with CRO name SARS-CoV-2 C1 Expressed Vaccine Candidate from Thermothelomyces heterothallica (formerly Myceliophthora thermophila)) phase I, dated 20-MAY-2021, and attached hereto as Exhibit A (hereinafter referred to as the “Proposal”).

3.	Payment. Client shall pay CRO the Professional Fees and Expenses as specified in the Proposal, and in accordance with the payment schedule provided in the Proposal.

4.

Term and Termination. This Work Order shall commence upon the Effective Date and shall expire once all Services under the Work Order are performed and all payments due under the Work Order are paid by Client, or as otherwise terminated in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, each Party has caused this Agreement to be signed by its duly authorized representative, as of the day and year written above.

Dyadic International (USA), Inc.	CR2O B.V.

/s/ Mark A Emalfarb	[***]

Name: Mark A Emalfarb	Name: [***]
Title: CEO	Title: [***]
Place, Country: Jupiter, FL 33477-5094, USA	Place, Country: [***]
Date: 5-28-2021	Date: 28/May/2021

Exhibit A: Proposal

TO WORK ORDER Number: 02

CRO Number: [SARS-CoV C1 Expressed Vaccine Candidate from Thermothelomyces heterothallica (formerly Myceliophthora thermophila) phase I]

PROPOSAL, dated 20 May 2021

By CR2O B.V.

For Dyadic International (USA), Inc

Table 1; Overall Program Budget all activities subcontracted via CR2O

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Table 2 Breakdown of total BTG cost; as discussed and agreed between CR2O and Dyadic 20 May 2021

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Table 3 Milestone payment schedule

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